UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 18, 2005

Rockville Financial, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

25 Park Street, Rockville, CT	06066
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:      (860) 291-3600

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01. Other Events

On May 18, 2005, Rockville Financial, Inc. announced that it has completed its initial stock offering. The closing is expected to be effective May 20, 2005. Shares of the Company are expected to begin trading Monday, May 23, 2005 on the NASDAQ National Market under the symbol “RCKB”. A copy of the company’s press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a)	Not Applicable
(b)	Not Applicable
(c)	Exhibits

Number	Description
99.1	Press Release dated May 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2005	ROCKVILLE FINANCIAL, INC.
Registrant

By: /s/ Gregory A. White
Gregory A. White
Senior Vice President/
Chief Financial Officer